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                                                                    EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion of this Registration Statement on Post-effective Amendment No. 1 to Form S-4 for Verio Inc. of our report dated September 17, 1997 on our audits of the financial statements of Hiway Technologies, Inc. as of December 31, 1996 and for the period from April 6, 1995 (date of inception) to December 31, 1995 and the year ended December 31, 1996. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus.



/s/ De Meo, Young, McGrath & Company, P.A.
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    De Meo, Young, McGrath & Company, P.A.



August 11, 1998